Exhibit 5.1

July 23, 2015

Genesis Energy, L.P.

Genesis Energy Finance Corporation

919 Milam, Suite 2100

Houston, Texas 77002

Re:	Genesis Energy, L.P.

Genesis Energy Finance Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), and Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), in connection with the registration, pursuant to a Registration Statement on Form S-3 (File No. 333-203259), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Issuers of $750,000,000 aggregate principal amount of 6.75% Senior Notes due 2022 (the “Notes”), including the guarantees (the “Guarantees”) of the Notes by the Partnership’s subsidiaries (the “Subsidiary Guarantors” and, together with the Issuers, the “Obligors”) listed on Schedule I hereto (including the Specified Guarantors (as defined below)), to be issued under an Indenture (the “Base Indenture”) dated as of May 21, 2015, among the Partnership, Finance Corp, the Subsidiary Guarantors and U.S. Bank, National Association, as Trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture thereto dated as of July 23, 2015, among the Partnership, Finance Corp, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and sold pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), dated July 16, 2015, among the Obligors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (the “Underwriters”). For purposes of this opinion letter, the term “Specified Guarantors” means the Subsidiary Guarantors other than (i) Genesis Pipeline Alabama, LLC, (ii) Red River Terminals, L.L.C. and (iii) TDC, L.L.C. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate or other entity records of the Issuers and the Specified Guarantors and other certificates and documents of officials of the Issuers and the Specified Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and that the Notes will conform to the specimen thereof we have reviewed. We have also assumed the existence and entity power to execute and deliver the Indenture of, and the due authorization, execution and delivery of the Indenture by, each of the parties thereto other than the Issuers and the Specified Guarantors, and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Issuers and the Specified Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the Notes have been duly executed by the Issuers, duly authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Issuers to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, (i) the Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (ii) the Guarantees of the Subsidiary Guarantors will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of (i) the Revised Uniform Limited Partnership Act of the State of Delaware, (ii) the Delaware Limited Liability Company Act, (iii) the Business Organizations Code of the State of Texas, (iv) the laws of the State of New York, and (v) the General Corporation Law of the State of Delaware.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Obligors or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Partnership with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Preliminary Prospectus Supplement dated July 16, 2015 and the Final Prospectus Supplement dated July 16, 2015 forming a part of the Registration Statement under the caption

“Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP

Schedule I

Guarantors

Subsidiary Guarantor	State or other Jurisdiction of Incorporation or Organization
Antelope Refining, LLC	Delaware
AP Marine, LLC	Delaware
BR Port Services, LLC	Delaware
Casper Express Pipeline, LLC	Delaware
Davison Petroleum Supply, LLC	Delaware
Davison Transportation Services, Inc.	Delaware
Davison Transportation Services, LLC	Delaware
GEL CHOPS GP, LLC	Delaware
GEL CHOPS I, L.P.	Delaware
GEL CHOPS II, L.P.	Delaware
GEL Louisiana Fuels, LLC	Delaware
GEL Odyssey, LLC	Delaware
GEL Offshore, LLC	Delaware
GEL Offshore Pipeline, LLC	Delaware
GEL Poseidon, LLC	Delaware
GEL PRCS, LLC	Delaware
GEL Sekco, LLC	Delaware
GEL Tex Marketing, LLC	Delaware
GEL Texas Pipeline, LLC	Delaware
GEL Wyoming, LLC	Delaware
Genesis BR, LLC	Delaware
Genesis CHOPS I, LLC	Delaware
Genesis CHOPS II, LLC	Delaware
Genesis CO2 Pipeline, L.P.	Delaware
Genesis Crude Oil, L.P.	Delaware
Genesis Davison, LLC	Delaware
Genesis Energy, LLC	Delaware
Genesis Free State Holdings, LLC	Delaware
Genesis Marine, LLC	Delaware
Genesis Natural Gas Pipeline, L.P.	Delaware
Genesis NEJD Holdings, LLC	Delaware
Genesis Odyssey, LLC	Delaware
Genesis Offshore, LLC	Delaware
Genesis Offshore Holdings, LLC	Delaware
Genesis Pipeline Alabama, LLC	Alabama
Genesis Pipeline Texas, L.P.	Delaware
Genesis Pipeline USA, L.P.	Delaware
Genesis Poseidon, LLC	Delaware
Genesis Poseidon Holdings, LLC	Delaware
Genesis Rail Services, LLC	Delaware
Genesis Sailfish Holdings, LLC	Delaware
Genesis Sekco, LLC	Delaware
Genesis Syngas Investments, L.P.	Delaware
Milam Services, Inc.	Delaware
Powder River Crude Services, LLC	Delaware

Subsidiary Guarantor	State or other Jurisdiction of Incorporation or Organization
Powder River Express, LLC	Delaware
Powder River Operating, LLC	Delaware
Pronghorn Rail Services, LLC	Delaware
Red River Terminals, L.L.C.	Louisiana
TBP2, LLC	Delaware
TDC Services, LLC	Delaware
TDC, L.L.C.	Louisiana
Texas City Crude Oil Terminal, LLC	Delaware
Thunder Basin Holdings, LLC	Delaware
Thunder Basin Pipeline, LLC	Delaware